Exhibit E

AMENDMENT NO. 1 TO

NOTE PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Note Purchase Agreement, dated as of May 4, 2017 (the “Agreement”), is entered into by and among Tintri, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Schedule II hereto (each an “Investor” and, collectively, the “Investors”) as of the Effective Date (defined below).

RECITALS

A. Pursuant to Section 6(a) of the Agreement, the Agreement, at such time as no Notes are outstanding thereunder, with the written consent of the Company and Investors representing the Required Pro Rata Percentage, provided that no such amendment shall increase or decrease an Investor’s Total Committed Investment Amount without the affected Investor’s written consent.

B. As of the date hereof, there are no Notes outstanding under the Agreement.

C. The Company and the undersigned Investors, which constitute all of the entities listed on the Schedule of Investors attached as Schedule II to the Agreement (the “Schedule of Investors”), desire to amend the Agreement as set forth below and to accept the rights created pursuant hereto on behalf of themselves and all Investors.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to the Agreement. Except as specifically provided for in this Section 1, the terms of the Agreement shall be unmodified and shall remain in full force and effect.

(a) The last sentence of Section 1(a) of the Agreement shall be deleted and replaced in its entirety with the following:

“‘Expiration Event’ shall mean December 31, 2019.”

(b) Section 6(l) of the Agreement shall be deleted and replaced in its entirety with the following:

“Expiration. This Agreement (i) may be terminated at any time by mutual written agreement of the Company and Investors representing the Required Pro Rata Percentage and (ii) shall terminate automatically upon a Change of Control.”

(c) The Schedule of Investors shall be deleted and replaced in its entirety with Schedule I hereto.

(d) The Form of Note attached as Exhibit A to the Agreement shall be deleted and replaced in its entirety with the Form of Note attached as Exhibit A hereto.

2. Miscellaneous.

(a) Defined Terms. Capitalized terms that are used but not defined herein are used as defined in the Agreement.

(b) Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c) Entire Agreement. This Amendment, together with the Agreement and the other Transaction Documents, constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(d) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(e) Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Amendment.

(f) Effective Date. This Amendment shall be effective upon, and not prior to, the occurrence of the Initial Public Offering (the “Effective Date”).

(Signature Page Follows)

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

COMPANY:

TINTRI, INC. a Delaware corporation

By:	/s/ Ken Klein
Ken Klein, Chief Executive Officer

[Signature page for Amendment No. 1 to Note Purchase Agreement]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTORS:

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA Partners 12, Limited Partnership, its General Partner

By:	NEA 12 GP, LLC, its General Partner

By:	/s/ Peter Sonsini

Name:	Peter Sonsini

Title:

[Signature page for Amendment No. 1 to Note Purchase Agreement]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

LIGHTSPEED VENTURE PARTNERS VIII, L.P.

By:	Lightspeed General Partner VIII, L.P., its General Partner

By:	Lightspeed Ultimate General Partner VIII, Ltd., its General Partner

By:	/s/ Christopher Schaepe

Name:	Christopher Schaepe

Title:

[Signature page for Amendment No. 1 to Note Purchase Agreement]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTORS:

SILVER LAKE KRAFTWERK FUND, L.P.

By:	Silver Lake Technology Associates Kraftwerk, L.P., its general partner

By:	/s/ Adam Grosser

Name:	Adam Grosser

Title:

SILVER LAKE TECHNOLOGY INVESTORS KRAFTWERK, L.P.

By:	Silver Lake Technology Associates Kraftwerk, L.P., its general partner

By:	/s/ Adam Grosser

Name:	Adam Grosser

Title:

[Signature page for Amendment No. 1 to Note Purchase Agreement]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTORS:

MENLO VENTURES XI, L.P.

By:	MV MANAGEMENT XI, L.L.C. Its General Partner

By:	/s/ Mark Siegel

Name:	Mark Siegel

Title:

MMEF XI, L.P.

By:	MV MANAGEMENT XI, L.L.C. Its General Partner

By:	/s/ Mark Siegel

Name:	Mark Siegel

Title:

[Signature page for Amendment No. 1 to Note Purchase Agreement]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTORS:

INSIGHT VENTURE PARTNERS VIII, L.P.

By:	Insight Venture Associates VIII, L.P. its General Partner

By:	Insight Venture Associates VIII, Ltd., its General Partner

By:	/s/ Blair Flicker

Name:	Blair Flicker

Title:

INSIGHT VENTURE PARTNERS (DELAWARE) VIII, L.P.

By:	Insight Venture Associates VIII, L.P. its General Partner

By:	Insight Venture Associates VIII, Ltd., its General Partner

By:	/s/ Blair Flicker

Name:	Blair Flicker

Title:

[Signature page for Amendment No. 1 to Note Purchase Agreement]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTORS:

INSIGHT VENTURE PARTNERS (CAYMAN) VIII, L.P.

By:	Insight Venture Associates VIII, L.P. its General Partner

By:	Insight Venture Associates VIII, Ltd., its General Partner

By:	/s/ Blair Flicker

Name:	Blair Flicker

Title:

INSIGHT VENTURE PARTNERS VIII (CO-INVESTORS), L.P.

By:	Insight Venture Associates VIII, L.P. its General Partner

By:	Insight Venture Associates VIII, Ltd., its General Partner

By:	/s/ Blair Flicker

Name:	Blair Flicker

Title:

[Signature page for Amendment No. 1 to Note Purchase Agreement]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

STAR TRINITY, L.P.

By:	Star Trinity GP, LLC its General Partner

By:	/s/ Blair Flicker

Name:	Blair Flicker

Title:

[Signature page for Amendment No. 1 to Note Purchase Agreement]

SCHEDULE I

INVESTMENT COMMITMENT SCHEDULE

Investor	Pro Rata Percentage	Total Committed Investment Amount
New Enterprise Associates 12, Limited Partnership	27.100%	$6,775,000.00
1954 Greenspring Avenue, Suite 600 Timonium, MD 21093 Attn: Stephanie Brecher Email: sbrecher@NEA.com

Lightspeed Venture Partners VIII, L.P.	17.100%	$4,275,000.00
2200 Sand Hill Road Menlo Park, CA 94025 Attn: Chris Schaepe Email: CSchaepe@lsvp.com

Silver Lake Kraftwerk Fund, L.P.	24.926%	$6,231,607.50
2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025 Attn: Karen M. King

Silver Lake Technology Investors Kraftwerk Fund, L.P.	0.774%	$193,392.50
2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025 Attn: Karen M. King

Menlo Ventures XI, L.P.	4.630%	$1,157,400.00
2884 Sand Hill Road, Ste. 100 Menlo Park, CA 94025 Attn: Mark Siegel Email: mark@menlovc.com

MMEF XI, L.P.	0.170%	$42,600.00
2884 Sand Hill Road, Ste. 100 Menlo Park, CA 94025 Attn: Mark Siegel Email: mark@menlovc.com

Insight Venture Partners VIII, L.P.	10.907%	$2,726,720.26
1114 Avenue of the Americas, 36th Floor New York, NY 10036 Attn: Blair Flicker, General Counsel Email: BFlicker@insightpartners.com

Insight Venture Partners (Delaware) VIII, L.P.	3.459%	$864,834.86
1114 Avenue of the Americas, 36th Floor New York, NY 10036 Attn: Blair Flicker, General Counsel Email: BFlicker@insightpartners.com

Insight Venture Partners (Cayman) VIII, L.P.	2.821%	$705,326.56
1114 Avenue of the Americas, 36th Floor New York, NY 10036 Attn: Blair Flicker, General Counsel Email: BFlicker@insightpartners.com

Insight Venture Partners VIII (Co-Investors), L.P.	0.389%	$97,315.24
1114 Avenue of the Americas, 36th Floor New York, NY 10036 Attn: Blair Flicker, General Counsel Email: BFlicker@insightpartners.com

Star Trinity, L.P.	7.723%	$1,930,803.08
1114 Avenue of the Americas, 36th Floor New York, NY 10036 Attn: Blair Flicker, General Counsel Email: BFlicker@insightpartners.com

TOTAL	100%	$25,000,000.00

EXHIBIT A

FORM OF NOTE

[Attached]

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF (A) THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF MAY 4, 2017 BY AND AMONG SILICON VALLEY BANK AND THE PARTIES HERETO and (B) CERTAIN SUBORDINATION AGREEMENT DATED AS OF MAY 4, 2017 BY AND AMONG TRIPLEPOINT CAPITAL LLC AND THE PARTIES HERETO.

TINTRI, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$[ ]	[DATE]

FOR VALUE RECEIVED, Tintri, Inc., a Delaware corporation (the “Company”), promises to pay to [                    ], or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of [                    ] Dollars ($[                    ]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Subordinated Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 8.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) [insert date that is 540 days from the date of issuance] (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the “Notes” issued pursuant to the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments.

(a) Interest. Accrued interest on this Note shall be payable at maturity.

(b) Voluntary Prepayment. This Note may not be prepaid, in whole or in part, without the written consent of the Requisite Investors, provided that (i) any prepayment of this Note may only be made in connection with the prepayment of all Notes on a pro rata basis, based on the respective aggregate outstanding principal amounts of each such Note and (ii) any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

(c) Mandatory Prepayment. In the event of a Change of Control, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into equity securities pursuant to Section 4, shall be due and payable immediately prior to the closing of such Change of Control, together with a premium equal to 50% of the outstanding principal amount to be prepaid.

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay;

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement;

(d) Breaches of Covenants. The Company shall fail to observe or perform any other material covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents and such failure shall continue for fifteen (15) business days after the Company’s receipt of written notice to the Company of such failure; or

(e) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished (each a “Breach”) and such Breach shall continue for fifteen (15) business days after the Company’s receipt of written notice from the Requisite Investors of such Breach.

3. Rights of Investor upon Default. Upon the occurrence of an Event of Default (other than pursuant to Section 2(b) or 2(c)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of the Requisite Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(b) or 2(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of the Requisite Investors, exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. Conversion.

(a) Conversion. At any time on or after December 1, 2019, upon the election of the Company pursuant to the approval of a majority of the members of the Company’s board of directors and subject to the terms and conditions hereof, the outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall automatically convert into fully paid and nonassessable shares of common stock at the Conversion Price.

(b) Conversion Procedure.

(i) Conversion Procedure. If this Note is to be automatically converted pursuant to Section 4(a), the Company shall deliver written notice (the “Conversion Notice”) to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor that the Company has elected to cause this Note to be converted pursuant to Section 4(a) hereof and specifying (a) the Conversion Price, (b) the principal amount of the Note, together with all accrued and unpaid interest, (c) the date on which such conversion is expected to occur (the date and time such conversion actually occurs, the “Conversion Date”) and (d) calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Investor agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) on or prior to the Conversion Date for cancellation; provided, however, that upon the Conversion Date, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter (but in any event within ten (10) business days), issue and deliver to such Investor a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(b)(ii). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made immediately prior to the Conversion Date and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid by the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(c) Notices of Record Date. In the event of:

(i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to Investor at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

5. Subordination. The Obligations evidenced by this Note are hereby expressly subordinated in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness and any liens on property of the Company in favor of Investor are hereby expressly subordinated in priority to any liens on the Company’s property in favor of any holder of Senior Indebtedness. By acceptance of this Note, Investor agrees to execute and deliver customary forms of subordination agreement reasonably requested from time to time by holders of Senior Indebtedness, and as a condition to Investor’s rights hereunder, the Company may require that Investor execute such forms of subordination agreement, provided that such forms are reasonably acceptable to the Requisite Investors. Notwithstanding the foregoing, Investor shall be entitled to receive (i) equity securities of the Company from the conversion of all or any part of the Obligations and payments of cash in lieu of issuing fractional shares in connection with any such conversions, (ii) any note, instrument or other evidence of indebtedness which may be issued by the Company in exchange for or in substitution of this Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this Section 5 and (iii) other payments consented to in writing by holders of Senior Indebtedness.

6. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Conversion Price” shall mean a price per share equal to [the offering price per share of the Company’s common stock sold in the Initial Public Offering (before deduction for any underwriter’s discounts and expenses related to the issuance)]1 / [the average closing price of the Company’s common stock on the Nasdaq Stock Market over the thirty (30) day period preceding the date of the Conversion Notice]2.

“Event of Default” has the meaning given in Section 2 hereof.

“Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten initial public offering of the Company’s common stock pursuant to a registration statement filed under the Securities Act.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

“Notes” shall mean the subordinated convertible promissory notes issued pursuant to the Purchase Agreement.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

[1]	For use with any Notes to be issued to New Enterprise Associates 12, Limited Partnership, Lightspeed Venture Partners VIII, L.P., Silver Lake Kraftwerk Fund, L.P., Silver Lake Technology Investors Kraftwerk Fund, L.P., Menlo Ventures XI, L.P., and MMEF XI, L.P., or their valid assignees.
[2]	For use with any Notes to be issued to Insight Venture Partners VIII, L.P., Insight Venture Partners (Delaware) VIII, L.P., Insight Venture Partners (Cayman) VIII, L.P., Insight Venture Partners VIII (Co-Investors), L.P., and Star Trinity, L.P., or their valid assignees.

“Purchase Agreement” shall mean the Note Purchase Agreement, dated as of May 4, 2017 (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) party thereto, as amended.

“Requisite Investors” shall mean Investors holding at least 2/3 of the aggregate outstanding principal amount of the Notes.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness for borrowed money of the Company, to banks, commercial finance lenders or other lending institutions regularly engaged in the business of lending money (excluding (A) any indebtedness convertible into equity securities of the Company and (B) indebtedness in connection with capital leases or operating leases used solely for the purchase, finance or acquisition of equipment and where such indebtedness is secured solely by such equipment), and (ii) any extension, refinance, renewal, replacement, defeasance or refunding of any indebtedness described in clause (i).

“Transaction Documents” shall mean this Note, each of any other Notes and the Purchase Agreement.

7. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i) Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect); provided, however, that no such opinion shall be required in connection with an Investor’s transfer of this Note, for no value, to an affiliate of such Investor. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate, instrument or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(iii) Subject to Section 7(a)(ii), transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iv) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Investors.

(v) Investor agrees not to sell, assign, transfer, pledge or otherwise dispose of this Note or any securities into which this Note may be converted, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. Investor will promptly notify the Company in writing if Investor or, to Investor’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of (a) the Company pursuant to approval by a majority of the members then serving on the Company’s Board of Directors and (b) the Requisite Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, (ii) reduce the rate of interest of this Note without Investor’s written consent or (iii) otherwise adversely and disproportionately affect the rights or obligations of the Investor relative to the rights or obligations of all other Investors without Investor’s prior written consent.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error. Subject to the limitations set forth in Delaware General Corporation Law §232(e), Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to any facsimile number for Investor in the Company’s records, (ii) electronic mail to any electronic mail address for Investor in the Company’s records, (iii) posting on an electronic network together with separate notice to Investor of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to Investor. This consent may be revoked by Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f) Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(i) Jurisdiction and Venue. Each of Investor and the Company irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California), in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.

(j) Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents. If the jury waiver set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Note, the Transaction Documents or any of the transactions contemplated therein shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

TINTRI, INC. a Delaware corporation

By:
Ken Klein, Chief Executive Officer

[Signature Page to Subordinated Convertible Promissory Note]